Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

In connection with the Annual Report of Knoll, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Andrew B. Cogan, Chief Executive Officer of the Company, and Barry L. McCabe, Chief Financial Officer of the Company, each certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2005

/s/ ANDREW B. COGAN
Andrew B. Cogan
Chief Executive Officer, Knoll, Inc. and Director

/s/ BARRY L. MCCABE
Barry L. McCabe
Chief Financial Officer